EXHIBIT 1

WHEREAS, in accordance with Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934 (the "Act"), only one joint Statement and any amendments thereto need to be filed whenever one or more persons are required to file such a Statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement or amendments thereto is filed on behalf of each of them;

NOW, THEREFORE, the parties hereto agree as follows:

ARK Investment Management LLC and Catherine D. Wood do hereby agree, in accordance with Rule 13d-1(k)(1) under the Act, to file an Amendment No. 7 on Schedule 13G relating to their ownership of the Common Stock of the Issuer, and do hereby further agree that said Amendment No. 7 on Schedule 13G shall be filed on behalf of each of them.

ARK Investment Management LLC

Date: August 14, 2026	By:	/s/ Kellen Carter
Name: Kellen Carter
Title: Chief Compliance Officer

Catherine D. Wood

Date: August 14, 2026	By:	/s/ Catherine D. Wood
Name: Catherine D. Wood
Title: Chief Executive Officer, Chief Investment Officer